CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. of our report dated April 1, 1999 with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of Vizacom Inc. for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                              /s/ Ernst & Young

                                                              ERNST & YOUNG
                                                              Registered Auditor

Nottingham, England
December 15, 1999